THIS AGREEMENT HAS CONFIDENTIAL PORTIONS OMITTED, WHICH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH "[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]."

                                    AMENDMENT


THIS AMENDMENT is entered into by and between American Airlines, Inc. ("AA") and Sabre Inc. (formerly known as The SABRE Group, Inc.; herein "Sabre") effective as of March 15, 2000 with respect to the "Marketing Cooperation Agreement" entered into by and between American and Sabre and dated as of July 1, 1996. Capitalized terms used herein but not defined have the same meaning given in the Marketing Cooperation Agreement.

                                   BACKGROUND

1. The Marketing Cooperation Agreement establishes the terms and conditions under which AA would provide different kinds of marketing support to Sabre for terms of five or ten years;

2. Sabre has been operating as an independent company for over three years since the Effective Date of the Marketing Cooperation Agreement, and, as a result of certain separate transactions expected to occur on or about March 15, 2000, Sabre and its parent company, Sabre Holdings Corporation, will no longer be affiliates under common control with AA; and

3. In view of the operating history and change in circumstances of Sabre, and in consideration of certain changes to certain other agreements between AA and Sabre, the parties desire to amend the Marketing Cooperation Agreement as set forth in this Amendment.

                                     CLAUSES

NOW THEREFORE, AA and Sabre agree as follows:

[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

2. A new section 5.3.1 is added after section 5.3 (MARKETING AND LICENSING AGENT) which will read as follows:

         "5.3.1 AA and Sabre will negotiate in good faith and execute an amendment to the BTS License Agreement concerning the terms and conditions under which AA will be able to use BTS to develop a business travel product for use in conjunction with access to AA's publicly accessible internet site, AA.com."

3.       [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

         IN WITNESS WHEREOF, the parties have caused this AMENDMENT to be executed in two or more identical counterparts by their duly authorized representatives.

         AMERICAN AIRLINES, INC.                     SABRE INC.

         By:                                         By:
            ---------------------------                 -----------------------
                  Craig S Kreeger

         Title:   Vice President and General         Title:
                     Sales Manager                         --------------------
















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